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FOR IMMEDIATE RELEASE

CONTACT:

James Kirsner                 Jennifer Hinchman
Chief Financial Officer       Manager, Corporate Communications
510.548.5442                  510.649.4548

BARRA APPOINTS KAMAL DUGGIRALA
AS NEW CHIEF EXECUTIVE OFFICER

BERKELEY, Calif., August 2, 1999--BARRA, Inc. (NASDAQ: BARZ) today announced that its board of directors has unanimously appointed Kamal Duggirala chief executive officer, effective immediately. The appointment of Mr. Duggirala is one in a series of strategic changes that promises to bring about a stronger, more focused BARRA.

Duggirala became BARRA's president in 1994 and has spearheaded a number of successful strategic initiatives for BARRA. Duggirala's career at BARRA has included management responsibility for the Company's electronic brokerage, trading systems, enterprise risk and consulting businesses. In addition, from 1995 to 1997 he headed BARRA's institutional analytics business in the Americas. Duggirala, 40, holds an M.S. in Operations Research and an M.B.A. in Finance from the University of California at Berkeley.

"Kamal is and always has been a shining star among the innovative minds at BARRA. His knowledge of the financial industry and of BARRA's various businesses is exhaustive. Kamal's forward thinking and proven leadership have resulted in a number of home runs and dramatic turn-arounds for BARRA," said M. Blair Hull, a member of BARRA's board of directors and chairman and chief executive officer of The Hull Group.

Duggirala was instrumental in the development of the POSIT system (Portfolio System for Institutional Trading) and has led BARRA's initiatives with the POSIT Joint Venture since its inception. Today POSIT is the largest intra-day crossing network in the United States, with a volume of 5.8 billion shares matched in 1998. In recent years POSIT has been successfully launched in the European, Australian and New Zealand equity markets as well as Forward Rate Agreement (FRA) markets in the U.S. and Asia.

During Duggirala's tenure managing BARRA's institutional analytics business, that business realized record revenues and the Company had its most successful product launches-the BARRA Aegis System(TM) and the BARRA Cosmos System(TM). Aegis and Cosmos, BARRA's suite of Windows-based analytics for equity and fixed income portfolio management, respectively, remain the Company's

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largest revenue producing products.  Duggirala was also responsible for creating BARRA's equity trading division with the mission of extending BARRA's analytics business to the broker dealer community. He has led that division since its inception. Last year the equity trading division had the highest profit margin within BARRA's analytics business and increased its revenues by more than 50 percent.

Duggirala has also managed BARRA's Enterprise Risk Management (ERM) initiative since its inception. He led BARRA's acquisition of assets from Redpoint Software Inc. and the successful integration of BARRA's analytics with Redpoint's technology. Duggirala was also a key force behind BARRA's decision earlier this year to discontinue certain U.S. fixed income products. He was an early and forceful advocate of the need to refocus BARRA's fixed income research and development efforts on one integrated platform to be delivered via global or enterprise wide systems. Duggirala successfully promoted the idea among BARRA's senior management and, as president, implemented the restructuring in the U.S.

More recently, Duggirala has been responsible for BARRA's investment consulting business. He spent over a year dividing his time between coasts to integrate the businesses acquired from Rogers Casey & Associates, Inc. into BARRA's business model. Duggirala developed a focused strategy, implemented significant organizational changes and installed a new management team. Today, investment consulting is a profitable and growing business for BARRA.

"BARRA has built a tremendous global franchise based on continuous innovation. It is now time to capitalize on these accumulated assets through a stronger market and business focus," said Duggirala. "We are witnessing unprecedented change and the consequent opportunities in the investment business worldwide. BARRA is uniquely positioned to take advantage of these opportunities with a comprehensive range of products and services spanning the investment and business needs of our clients. Our new products for performance analysis and transaction cost analysis represent a significant avenue for growth. And our Enterprise Risk systems position us very strongly to address the rapidly growing risk management needs of the large global investment organizations."

Duggirala also plans to implement a series of internal changes, including the addition of new executives to the management team. "Over the past six months we have made and implemented a series of tough decisions that will sharpen our strategic focus and execution. We will take additional steps to organize ourselves and realign management responsibilities to this end," said Duggirala. "In particular, we will move from our current organization along product and geographic lines towards a focus on customer segments on a global basis. We will expand the management team with new talent. The likely additions

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in the near term are a chief operating officer, a global head of sales and a senior marketing executive who can leverage the BARRA brand."

BARRA first announced its search for a new CEO in March of 1999. A search committee, formed by the board of directors and consisting of three senior executives and two independent directors, retained SpencerStuart, a leading international executive search firm. After a world-wide search, SpencerStuart, identified a long list of candidates. After talking with about 20 of them, SpencerStuart passed a subset of the candidates on to the search committee for interviews. The search committee presented its recommendations for a short list of candidates to the entire board of directors, which unanimously elected Duggirala.

"We set out six months ago with an open mind and a commitment to finding the right candidate and change agent for BARRA. We found ourselves comparing every candidate to Kamal. While we interviewed many talented individuals with vast experience in relevant industries, there was simply no other candidate that had the combination of industry expertise and client knowledge that spans all of the businesses currently conducted by BARRA," said Andrew Rudd, chairman of BARRA.

Andrew Rudd continues to be chairman of BARRA's board. It is anticipated that he will serve in a scientific advisory role and will provide key client and research support and other services as requested by the CEO. As part of the analysis driving the CEO search process, BARRA's board of directors identified a need to expand its membership to bring in new talent with significant industry knowledge and relevant experience. It is expected that Rudd will also work to enact the board's mandate to find such qualified additional members.

BARRA, founded in 1975, provides innovative analytical models, software, consulting, investment data and money management services that enable its clients worldwide to make superior investment and trading decisions. Based in Berkeley, California, BARRA also has offices in major financial centers throughout the world. Information on BARRA is also available on-line at http://www.barra.com.

Each statement in this news release containing any form of the words "will," "can," "promise," "potential," "anticipate," "plan," "near terms," "likely" or "expect", or any future verb tense, is a forward-looking statement that may involve a number of risk factors and uncertainties. Among other factors that could cause actual results to differ materially are: the ability to implement the new chief executive officer's additional strategic changes in a timely and efficient manner; the specific details of the new chief executive officer's business plan; and the ability to attract and retain qualified candidates with relevant industry experience for the chief operating officer, international head of sales and senior

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marketing executive positions and for the board of directors.  Further information on potential factors that could affect the Company's financial results is included in the Company's Form 10-K for the 1999 fiscal year filed with the Securities and Exchange Commission (SEC). For further information, please refer to the Company's SEC filings, copies of which are available from the Company without charge or online at http://www.barra.com.


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